Exhibit 4.1.3



                    AMENDMENT NO. 3 TO CREDIT AGREEMENT

          This Amendment No. 3 (this "Amendment") is entered into as of August 9, 2002 by and among BIO-RAD LABORATORIES, INC., a Delaware corporation (the "Borrower"), the undersigned lenders (collectively, the "Lenders") and BANK ONE, NA, having its principal office in Chicago, Illinois, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.

                                 RECITALS:

          WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of September 30, 1999, as amended (the "Credit Agreement");

          WHEREAS, the Borrower seeks to amend the Credit Agreement, among other things, to permit the repurchase by the Borrower of certain subordinated debt; and

          WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions herein set forth;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Defined Terms.   Capitalized terms used  herein and not
     otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

          2. Amendments to Credit Agreement. Upon the effectiveness of this Amendment in accordance with the provisions of Section 3 below, the Credit Agreement is hereby amended by adding the following sentence at the end of Section 6.21:

          Notwithstanding the foregoing, so long as no Default or Unmatured Default shall have occurred and be continuing or would result, or would be reasonably likely to result, therefrom, the Borrower may repurchase its Senior Subordinated Notes due 2007, provided that (i) the aggregate purchase price for such Subordinated Indebtedness on a cumulative basis shall not exceed $50,000,000 and (ii) such repurchased Subordinated Indebtedness shall be cancelled and not reissued.

          3. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date") if, and only if, the Agent shall have received duly executed originals of this Amendment from the Borrower and the Required Lenders.

          4. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that, as of the Effective Date and giving effect to this Amendment:


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               (a)  there exists no Default or Unmatured Default; and

               (b)  the representations and warranties contained in
          Article V of the Credit Agreement are true and correct as of the Effective Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date.

          5.   Reference to and Effect on the Credit Agreement.

          5.1  Upon the effectiveness of this Amendment pursuant to
     Section 3 hereof, on and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder,"hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

          5.2 Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          5.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

          6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS
     PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO
     FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

          8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     [Signature Pages Follow]


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                             Amendment No. 3 to
                         Bio-Rad Laboratories, Inc.
                              Credit Agreement



          IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment No. 3 as of the date first above written.

                              BIO-RAD LABORATORIES, INC.
                              By: /s/ Ronald W. Hutton
                                    Name:  Ronald W. Hutton
                                    Title: Treasurer


                              BANK ONE, NA, as a Lender and as Agent
                              By: /s/ Kandis A. Jaffrey
                                    Name: Kandis A. Jaffrey
                                    Title: Director


                              ABN AMRO BANK N.V., as a Lender
                              By: /s/ Todd J. Miller
                                     Name: Todd J. Miller
                                     Title: Assistant Vice President

                              By: /s/ Craig Trautwein
                                     Name: Craig Trautwein
                                     Title: Vice President


                              UNION BANK OF CALIFORNIA, N.A.,
                                as a Lender
                              By: /s/ Mark Reardon
                                     Name: Mark Reardon
                                     Title: Vice President


                              THE BANK OF NOVA SCOTIA,
                                as a Lender
                              By: /s/ R. P. Reynolds
                                     Name: R. P. Reynolds
                                     Title: Director


                              BNP PARIBAS,
                                 as a Lender
                              By: /s/ Sandy Bertram
                                   Name: Sandy Bertram
                                   Title: Vice President
                              By: /s/ Joseph Mack
                                   Name: Joseph Mack
                                   Title: Associate
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                              WELLS FARGO BANK,
                                as a Lender
                              By: /s/ Nuzha Bukhari
                                    Name: Nuzha Bukhari
                                    Title: Vice President


                              COMERICA BANK,
                                 as a Lender
                              By: /s/ John Bonifacio
                                   Name: John Bonifacio
                                   Title: Vice President


                              CREDIT LYONNAIS NEW YORK BRANCH,
                                as a Lender
                              By:/s/ Dianne M. Scott
                                    Name: Diane M. Scott
                                    Title: Senior Vice President


                              LLOYDS TSB BANK PLC,
                                as a Lender
                              By: /s/ Matthew A. L. Packham
                                   Name: Matthew A. L. Packham
                                   Title: Assistant Director
                                     Acquisition Finance P-002
                              By: /s/ Nicholas J. Bruce
                                    Name: Nicholas J. Bruce
                                    Title: Vice President
                                            Credit Services B-499


                              THE NORTHERN TRUST COMPANY,
                                as a Lender
                              By: /s/ Patricia A. Williams
                                    Name: Patricia A. Williams
                                    Title: Vice President


                              U.S. BANK, NATIONAL ASSOCIATION,
                                as a Lender
                              By:/s/ Scott T. Smith
                                   Name: Scott T. Smith
                                   Title: Vice President
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